UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) July 17, 2006
                                                          -------------

                                Neurologix, Inc.
                                ----------------
               (Exact Name of Registrant as Specified in Charter)

                       Commission File Number: 000-13347
                                               ---------

            Delaware                                     06-1582875
            --------                                     ----------
  (State or other Jurisdiction of                    (I.R.S. Employer
         Incorporation)                             Identification No.)

                One Bridge Plaza, Fort Lee, New Jersey 07024
                --------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (201) 592-6451
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

         As further described in Item 5.02 hereof, Dr. Michael Sorell has resigned as the President and Chief Executive Officer of Neurologix, Inc. (the "Company"). In connection with such resignation, the Company and Dr. Sorell have entered into a Separation Agreement, dated as of July 17, 2006 (the "Agreement").

         Following is a brief summary of the Agreement. Reference should be made to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

         The Agreement provides for Dr. Sorell's resignation as the Company's President and Chief Executive Officer effective July 17, 2006. Dr. Sorell will continue as a director of the Company, without further compensation.

         Dr. Sorell will continue on the Company's payroll through July 31, 2006. Thereafter, the Company will pay Dr. Sorell a severance payment of $185,000, payable in equal semi-monthly installments through September 30, 2007. Dr. Sorell and his eligible dependents will also continue to participate in the Company's benefit plans through September 30, 2007.

         The Agreement provides for the immediate vesting of Dr. Sorell's stock options and provides that such options will terminate upon the later of (i) the 15th day following the date on which Dr. Sorell ceases to be a director of the Company or (ii) December 31 of the calendar year during which Dr. Sorell ceases to be a director of the Company.

         Dr. Sorell may not make any disparaging statements regarding the Company or its affiliates. Dr. Sorell also may not disclose any confidential information obtained in connection with his employment.

         In connection with the Agreement, Dr. Sorell will also execute a waiver, whereby he will release the Company from all claims in connection with his employment with or separation from the Company.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Effective July 17, 2006, Dr. Michael Sorell resigned as the President and Chief Executive Officer of the Company. Dr. Sorell will continue on the Board of Directors.

         Effective July 17, 2006, John E. Mordock was appointed as the President and Chief Executive Officer of the Company to replace Dr. Sorell. Mr. Mordock has been a director of the Company since November 2005.

         Mr. Mordock has been a partner of Red Bird Capital, LLC, a private equity firm focusing on medical technology companies, since 2001. From 1996 to 2001, Mr. Mordock was President and Chief Executive Officer and a director of Teleflex Instruments & Surgical Services, a medical device company focusing on neurosurgery cardiovascular surgery. Mr. Mordock was also a founder President, Chief Operating Officer and a director of Cabot Medical Corporation, a leading innovator in minimally invasive surgical technology, from 1981 to 1996. From 1986 to 1990, Mr. Mordock served on the Food and Drug Administration's OB/GYN Advisory Panel. Mr. Mordock holds a B.S. and an MBA from La Salle University and an E.P.S.M. from the Graduate School of Business at Stanford University. Until March 2006, Mr. Mordock was on the board of directors of U.S. Vision, Inc., an private company which is an affiliate of Palisade Capital Management ("Palisade"). Palisade beneficially owns approximately 21% of the Company's outstanding shares on a fully-diluted basis.

         Mr. Mordock will be paid an annual base salary of $200,000. He is eligible to receive a bonus based upon his performance and the Company's achievement of its goals, with a target bonus of 25% of his annual salary. On July 19, 2006, Mr. Mordock received 250,000 options to purchase shares of the Company's common stock, with an exercise price of $1.30 per share, all of which vested on the grant date. All such options will expire on July 19, 2016.

         Mr. Mordock also holds options to buy 65,000 shares of common stock at an exercise price of $1.80 per share, which he received as a director of the Company. 21,667 of such options are currently vested, 21,667 vest on May 9, 2007 and 21,666 vest on May 9, 2008. All such options expire on May 9, 2016.

         On July 20, 2006 the Company issued a press release announcing the foregoing changes in management. The press release is furnished herewith as
Exhibit 99.1.


Item 9.01.        Financial Statements and Exhibits.

         (d) Exhibits

         10.1 Separation Agreement, dated as of July 17, 2006, between Neurologix, Inc. and Dr. Michael Sorell.

         99.1     Press Release issued by Neurologix, Inc. on July 20, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2006


                                             NEUROLOGIX, INC.


                                             By: /s/ Marc L. Panoff
                                                 ------------------------
                                                 Marc L. Panoff
                                                 Chief Financial Officer